                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-13561

                         ENTERTAINMENT PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MARYLAND                                  43-1790877
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                        30 WEST PERSHING ROAD, SUITE 201
                           KANSAS CITY, MISSOURI 64108
                                 (816) 472-1700
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


                                                             NAME OF EACH EXCHANGE ON
              TITLE OF EACH CLASS                      WHICH EACH CLASS IS TO BE REGISTERED
              -------------------                      ------------------------------------
    9.50% SERIES A CUMULATIVE REDEEMABLE                     NEW YORK STOCK EXCHANGE
PREFERRED SHARES, PAR VALUE $0.01 PER SHARE


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      NONE



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                                     PART I

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  A description of the 9.50% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share, is contained in the prospectus supplement dated May 23, 2002 filed with the Securities and Exchange Commission under Rule 424(b)(5) on May 24, 2002, pursuant to the Company's Registration Statement on Form S-3 (File No. 333-87242), filed with the Securities and Exchange Commission on April 30, 2002. The prospectus supplement is hereby incorporated by reference into this registration statement.

ITEM 2. EXHIBITS.

         4.4 Articles Supplementary designating the powers, preferences and rights of the 9.50% Series A Cumulative Redeemable Preferred Shares (par value $0.01 per share)


         4.5 Form of 9.50% Series A Cumulative Redeemable Preferred share certificate.


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                         Entertainment Properties Trust
                                  (Registrant)


Dated: May 24, 2002                       By:  /s/ Gregory K. Silvers
                                               ----------------------
                                               Name: Gregory K. Silvers
                                               Title: Vice President, Secretary,
                                               General Counsel and Chief
                                               Development Officer



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